       1   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)







______________________________________________________________________________
______________________________________________________________________________

                       VISHAY INTERTECHNOLOGY, INC.

                         $200,000,000 ACQUISITION

                              LOAN AGREEMENT

                         DATED AS OF JULY 18, 1994

                          COMERICA BANK, AS AGENT

             NATIONSBANK OF NORTH CAROLINA, N.A., AS CO-AGENT

                BERLINER HANDELS-UND FRANKFURTER BANK KGAA
                AND SIGNET/BANK MARYLAND, AS LEAD MANAGERS

_____________________________________________________________________________
_____________________________________________________________________________

       2  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                             TABLE OF CONTENTS
			      -----------------
                                                                       Page
								       ----

     1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.1    "Acquisition Loan(s)" . . . . . . . . . . . . . . . . .  1
          1.2    "Advance(s)". . . . . . . . . . . . . . . . . . . . . .  1
          1.3    "Agent" . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.4    "Agent's Correspondent" . . . . . . . . . . . . . . . .  1
          1.5    "Agent's Fees". . . . . . . . . . . . . . . . . . . . .  2
          1.6    "Alternate Base Rate" . . . . . . . . . . . . . . . . .  2
          1.7    "Alternative Currency". . . . . . . . . . . . . . . . .  2
          1.8    "Applicable Fee Percentage" . . . . . . . . . . . . . .  2
          1.9    "Applicable Interest Rate". . . . . . . . . . . . . . .  2
          1.10   "Applicable Margin" . . . . . . . . . . . . . . . . . .  2
          1.11   "Banks" . . . . . . . . . . . . . . . . . . . . . . . .  2
          1.12   "Bridge Loan" . . . . . . . . . . . . . . . . . . . . .  2
          1.13   "Bridge Loan Commitment Fee". . . . . . . . . . . . . .  2
          1.14   "Bridge Loan Extension Fee" . . . . . . . . . . . . . .  2
          1.15   "Bridge Loan Maturity Date" . . . . . . . . . . . . . .  3
          1.16   "Bridge Notes". . . . . . . . . . . . . . . . . . . . .  3
          1.17   "Business Day". . . . . . . . . . . . . . . . . . . . .  3
          1.18   "Closing Fee" . . . . . . . . . . . . . . . . . . . . .  3
          1.19   "Commitment Letter" . . . . . . . . . . . . . . . . . .  3
          1.20   "Company" . . . . . . . . . . . . . . . . . . . . . . .  3
          1.21   "Default" . . . . . . . . . . . . . . . . . . . . . . .  3
          1.22   "DM Loan Agreement" . . . . . . . . . . . . . . . . . .  3
          1.23   "DM Loan Documents" . . . . . . . . . . . . . . . . . .  3
          1.24   "DM Revolving Credit" and "DM Term Loan". . . . . . . .  3
          1.25   "Dollars" and the sign "$". . . . . . . . . . . . . . .  4
          1.26   "Domestic Advance". . . . . . . . . . . . . . . . . . .  4
          1.27   "Domestic Guaranty" . . . . . . . . . . . . . . . . . .  4
          1.28   "Domestic Subsidiaries" . . . . . . . . . . . . . . . .  4
          1.29   "Draloric". . . . . . . . . . . . . . . . . . . . . . .  4
          1.30   "Eurocurrency Adjusted Rate". . . . . . . . . . . . . .  4
          1.31   "Eurocurrency-based Advance". . . . . . . . . . . . . .  5
          1.32   "Eurocurrency-based Rate" . . . . . . . . . . . . . . .  5
          1.33   "Eurocurrency-Interest Period". . . . . . . . . . . . .  5
          1.34   "Eurocurrency Lending Office" . . . . . . . . . . . . .  5
          1.35   "Event of Default". . . . . . . . . . . . . . . . . . .  5
          1.36   "Excess Cash Flow". . . . . . . . . . . . . . . . . . .  5
          1.37   "Federal Funds Effective Rate". . . . . . . . . . . . .  5
          1.38   "Fees". . . . . . . . . . . . . . . . . . . . . . . . .  6
          1.39   "Fixed Rate". . . . . . . . . . . . . . . . . . . . . .  6
          1.40   "Fixed Rate Option" . . . . . . . . . . . . . . . . . .  6
          1.41   "Fixed Rate Election" . . . . . . . . . . . . . . . . .  6
          1.42   "Foreign Subsidiaries". . . . . . . . . . . . . . . . .  6
          1.43   "Funding Expiration Date" . . . . . . . . . . . . . . .  6
          1.44   "GAAP". . . . . . . . . . . . . . . . . . . . . . . . .  6
          1.45   "Guaranties". . . . . . . . . . . . . . . . . . . . . .  6
          1.46   "hereof", "hereto", "hereunder" . . . . . . . . . . . .  6
          1.47   "HLT Determination" . . . . . . . . . . . . . . . . . .  6

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 3   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

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          1.48   "Indebtedness". . . . . . . . . . . . . . . . . . . . .  7
          1.49   "Interest Period" . . . . . . . . . . . . . . . . . . .  7
          1.50   "Internal Revenue Code" . . . . . . . . . . . . . . . .  8
          1.51   "Lien". . . . . . . . . . . . . . . . . . . . . . . . .  8
          1.52   "Loan Agreements" . . . . . . . . . . . . . . . . . . .  8
          1.53   "Loan Documents". . . . . . . . . . . . . . . . . . . .  8
          1.54   "Majority Banks". . . . . . . . . . . . . . . . . . . .  8
          1.55   "Moody's Rating". . . . . . . . . . . . . . . . . . . .  8
          1.56   "New Banks" . . . . . . . . . . . . . . . . . . . . . .  8
          1.57   "Notes" . . . . . . . . . . . . . . . . . . . . . . . .  8
          1.58   "Percentage". . . . . . . . . . . . . . . . . . . . . .  8
          1.59   "Permitted Borrowers Guaranty". . . . . . . . . . . . .  9
          1.60   "Permitted Company Encumbrances". . . . . . . . . . . .  9
          1.61   "Permitted Encumbrances". . . . . . . . . . . . . . . .  9
          1.62   "Permitted Encumbrances of the
                  Subsidiaries". . . . . . . . . . . . . . . . . . . . . 10
          1.63   "Permitted Transferee". . . . . . . . . . . . . . . . . 10
          1.64   "Person". . . . . . . . . . . . . . . . . . . . . . . . 10
          1.65   "Prime Rate". . . . . . . . . . . . . . . . . . . . . . 10
          1.66   "Prime-based Advance" . . . . . . . . . . . . . . . . . 10
          1.67   "Prime-based Rate". . . . . . . . . . . . . . . . . . . 10
          1.68   "Prior Banks" . . . . . . . . . . . . . . . . . . . . . 10
          1.69   "Rating Level". . . . . . . . . . . . . . . . . . . . . 11
          1.70   "Rating Level 1". . . . . . . . . . . . . . . . . . . . 11
          1.71   "Rating Level 2". . . . . . . . . . . . . . . . . . . . 11
          1.72   "Rating Level 3". . . . . . . . . . . . . . . . . . . . 11
          1.73   "Rating Level 4". . . . . . . . . . . . . . . . . . . . 11
          1.74   "Reference Banks" . . . . . . . . . . . . . . . . . . . 11
          1.75   "Request for Bridge Loan Advance and Rate
                  Request" . . . . . . . . . . . . . . . . . . . . . . . 11
          1.76   "Request for Term Loan Advance and Rate
                  Request" . . . . . . . . . . . . . . . . . . . . . . . 11
          1.77   "Roederstein Loan Agreement". . . . . . . . . . . . . . 11
          1.78   "Roederstein Loan Documents". . . . . . . . . . . . . . 11
          1.79   "S & P Rating". . . . . . . . . . . . . . . . . . . . . 11
          1.80   "Seller". . . . . . . . . . . . . . . . . . . . . . . . 11
          1.81   "Shares", "share capital", "capital stock",
                 "stock" . . . . . . . . . . . . . . . . . . . . . . . . 11
          1.82   "Significant Domestic Subsidiaries" . . . . . . . . . . 12
          1.83   "Significant Foreign Subsidiaries". . . . . . . . . . . 12
          1.84   "Significant Subsidiaries". . . . . . . . . . . . . . . 12
          1.85   "Stock Purchase Agreement". . . . . . . . . . . . . . . 12
          1.86   "Subsidiary(ies)" . . . . . . . . . . . . . . . . . . . 12
          1.87   "Target Company". . . . . . . . . . . . . . . . . . . . 12
          1.88   "Target Company Acquisition". . . . . . . . . . . . . . 12
          1.89   "Target Company Loan Documents" . . . . . . . . . . . . 12

       4   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

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          1.90   "Term Loan" . . . . . . . . . . . . . . . . . . . . . . 12
          1.91   "Term Loan Maturity Date" . . . . . . . . . . . . . . . 12
          1.92   "Term Notes". . . . . . . . . . . . . . . . . . . . . . 12
          1.93   "Vishay Guaranty" . . . . . . . . . . . . . . . . . . . 13
          1.94   "Vishay Loan Agreement" . . . . . . . . . . . . . . . . 13
          1.95   "Vishay Loan Documents" . . . . . . . . . . . . . . . . 13
          1.96   "VBG" . . . . . . . . . . . . . . . . . . . . . . . . . 13
          1.97   "Yield Maintenance Payment" . . . . . . . . . . . . . . 13

     2.   TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

          2.1    Commitment. . . . . . . . . . . . . . . . . . . . . . . 13
          2.2    Repayment of Principal. . . . . . . . . . . . . . . . . 13
          2.3    Excess Cash Flow Recapture. . . . . . . . . . . . . . . 14
          2.4    Accrual of Interest.. . . . . . . . . . . . . . . . . . 14
          2.5    Prime-based Interest Payments.. . . . . . . . . . . . . 14
          2.6    Eurocurrency-based Interest Payments. . . . . . . . . . 15
          2.7    Interest Payments on Conversions. . . . . . . . . . . . 15
          2.8    Interest on Default.. . . . . . . . . . . . . . . . . . 15
          2.9    Requests for and Refundings and Conversions
                 of Advances.. . . . . . . . . . . . . . . . . . . . . . 16
          2.10   Disbursement of Advances. . . . . . . . . . . . . . . . 17
          2.11   Fixed Rate Election.. . . . . . . . . . . . . . . . . . 19
          2.12   Prime-based Advance in Absence of Election
                 or Upon Default.. . . . . . . . . . . . . . . . . . . . 21
          2.13   Prepayment. . . . . . . . . . . . . . . . . . . . . . . 21
          2.14   Use of Term Loan Proceeds . . . . . . . . . . . . . . . 22

     3.   BRIDGE LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . 22

          3.1    Commitment. . . . . . . . . . . . . . . . . . . . . . . 22
          3.2    Repayment of Principal. . . . . . . . . . . . . . . . . 23
          3.3    Extension of Funding Expiration Date. . . . . . . . . . 23
          3.4    Accrual of Interest.. . . . . . . . . . . . . . . . . . 23
          3.5    Prime-based Interest Payments.. . . . . . . . . . . . . 23
          3.6    Eurocurrency-based Interest Payments. . . . . . . . . . 24
          3.7    Interest Payments on Conversions. . . . . . . . . . . . 24
          3.8    Interest on Default.. . . . . . . . . . . . . . . . . . 24
          3.9    Request for and Refundings and Conversions
                 of Advances.. . . . . . . . . . . . . . . . . . . . . . 25
          3.10   Disbursement of Advances. . . . . . . . . . . . . . . . 27
          3.11   Prime-based Advance in Absence of Election
                 or Upon Default.. . . . . . . . . . . . . . . . . . . . 28
          3.12   Prepayment. . . . . . . . . . . . . . . . . . . . . . . 28
          3.13   Bridge Loan Extension Fee.. . . . . . . . . . . . . . . 29
          3.14   Bridge Loan Commitment Fee. . . . . . . . . . . . . . . 30

       5   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

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          3.15   Use of Bridge Loan Proceeds.. . . . . . . . . . . . . . 30

     4.   MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL
          LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . . 30

          4.1    Margin Adjustments. . . . . . . . . . . . . . . . . . . 30
          4.2    HLT Determination.. . . . . . . . . . . . . . . . . . . 31
          4.3    Special Limitation. . . . . . . . . . . . . . . . . . . 32

     5.   CONDITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . 32

          5.1    Vishay Loan Agreement . . . . . . . . . . . . . . . . . 32
          5.3    Vishay's Certificate. . . . . . . . . . . . . . . . . . 34
          5.4    Payment of Agent's and Other Fees . . . . . . . . . . . 34
          5.5    Other Documents and Instruments . . . . . . . . . . . . 34

     6.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 34

     7.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . 34

          7.1    Vishay Loan Agreement . . . . . . . . . . . . . . . . . 34
          7.2    Incorporation of Vishay Loan Agreement. . . . . . . . . 35

     8.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . 35

     9.   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

          9.1    Events of Default.. . . . . . . . . . . . . . . . . . . 35
          9.2    Exercise of Remedies. . . . . . . . . . . . . . . . . . 38
          9.3    Rights Cumulative.. . . . . . . . . . . . . . . . . . . 38
          9.4    Waiver by Company of Certain Laws.. . . . . . . . . . . 38
          9.5    Waiver of Defaults. . . . . . . . . . . . . . . . . . . 39
          9.6    Cross-Default.. . . . . . . . . . . . . . . . . . . . . 39

     10.  PAYMENTS, RECOVERIES AND COLLECTIONS.. . . . . . . . . . . . . 39

          10.1   Payment Procedure.. . . . . . . . . . . . . . . . . . . 39
          10.2   Application of Proceeds.. . . . . . . . . . . . . . . . 41
          10.3   Pro-rata Recovery.. . . . . . . . . . . . . . . . . . . 41
          10.4   Deposits and Accounts.. . . . . . . . . . . . . . . . . 42

     11.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.. . . . . . . 42

          11.1   Reimbursement of Prepayment Costs.. . . . . . . . . . . 42
          11.2   Eurocurrency Lending Office.. . . . . . . . . . . . . . 42
          11.3   Circumstances Affecting Eurocurrency-based

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 6   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

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                 Rate Availability.. . . . . . . . . . . . . . . . . . . 42
          11.4   Laws Affecting Eurocurrency-based Advance
                 Availability. . . . . . . . . . . . . . . . . . . . . . 43
          11.5   Increased Cost of Eurocurrency-based
                 Advances. . . . . . . . . . . . . . . . . . . . . . . . 43
          11.6   Indemnity.. . . . . . . . . . . . . . . . . . . . . . . 45
          11.7   Judgment Currency.. . . . . . . . . . . . . . . . . . . 45
          11.8   Other Increased Costs.. . . . . . . . . . . . . . . . . 45

     12.  AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

          12.1   Appointment of Agent. . . . . . . . . . . . . . . . . . 46
          12.2   Deposit Account with Agent. . . . . . . . . . . . . . . 47
          12.3   Exculpatory Provisions. . . . . . . . . . . . . . . . . 47
          12.4   Successor Agents. . . . . . . . . . . . . . . . . . . . 47
          12.5   Loans by Agent. . . . . . . . . . . . . . . . . . . . . 48
          12.6   Credit Decisions. . . . . . . . . . . . . . . . . . . . 48
          12.7   Notices by Agent. . . . . . . . . . . . . . . . . . . . 48
          12.8   Agent's Fees. . . . . . . . . . . . . . . . . . . . . . 48
          12.9   Nature of Agency. . . . . . . . . . . . . . . . . . . . 48
          12.10  Actions; Confirmation of Agent's Authority
                 to Act in Event of Default. . . . . . . . . . . . . . . 48
          12.11  Authority of Agent to Enforce Notes and This
                 Agreement.. . . . . . . . . . . . . . . . . . . . . . . 49
          12.12  Indemnification.. . . . . . . . . . . . . . . . . . . . 49
          12.13  Knowledge of Default. . . . . . . . . . . . . . . . . . 49
          12.14  Agent's Authorization; Action by Banks. . . . . . . . . 50
          12.15  Enforcement Actions by the Agent. . . . . . . . . . . . 50
          12.16  Co-Agent and Lead Managers. . . . . . . . . . . . . . . 51

     13.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 51

          13.1   Accounting Principles.. . . . . . . . . . . . . . . . . 51
          13.2   Consent to Jurisdiction.. . . . . . . . . . . . . . . . 51
          13.3   Law of Michigan.. . . . . . . . . . . . . . . . . . . . 51
          13.4   Interest. . . . . . . . . . . . . . . . . . . . . . . . 52
          13.5   Closing Costs.. . . . . . . . . . . . . . . . . . . . . 52
          13.6   Notices.. . . . . . . . . . . . . . . . . . . . . . . . 53
          13.7   Further Action. . . . . . . . . . . . . . . . . . . . . 53
          13.8   Successors and Assigns. . . . . . . . . . . . . . . . . 53
          13.9   Indulgence. . . . . . . . . . . . . . . . . . . . . . . 53
          13.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . 53
          13.11  Amendment and Waiver. . . . . . . . . . . . . . . . . . 53
          13.12  Taxes and Fees. . . . . . . . . . . . . . . . . . . . . 54
          13.13  Confidentiality.. . . . . . . . . . . . . . . . . . . . 54
          13.14  Withholding Taxes.. . . . . . . . . . . . . . . . . . . 55

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 7   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

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          13.15  Effective Upon Execution. . . . . . . . . . . . . . . . 55
          13.16  Severability. . . . . . . . . . . . . . . . . . . . . . 55
          13.17  Table of Contents and Headings. . . . . . . . . . . . . 56
          13.18  Construction of Certain Provisions. . . . . . . . . . . 56
          13.19  Independence of Covenants.. . . . . . . . . . . . . . . 56
          13.20  Reliance on and Survival of Various
                 Provisions. . . . . . . . . . . . . . . . . . . . . . . 56
          13.21  Complete Agreement. . . . . . . . . . . . . . . . . . . 56


EXHIBITS

     FORM OF TERM NOTE . . . . . . . . . . . . . . . . . . . . . . . . . .A

     FORM OF REQUEST FOR TERM LOAN ADVANCE AND RATE REQUEST. . . . . . . .B

     FORM OF FIXED RATE ELECTION . . . . . . . . . . . . . . . . . . . . .C

     FORM OF BRIDGE NOTE . . . . . . . . . . . . . . . . . . . . . . . . .D

     FORM OF REQUEST FOR BRIDGE LOAN ADVANCE AND RATE REQUEST. . . . . . .E

     PERCENTAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F

       8   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                               LOAN AGREEMENT
			       --------------


     THIS LOAN AGREEMENT ("Agreement") is made as of the 18th day of July, 1994, among Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina, Berliner Handels-und Frankfurter Bank KGaA, Signet Bank/Maryland, formerly known as Union Trust Company of Maryland, CoreStates Bank, N.A., formerly known as and continuing to do business under the name of The Philadelphia National Bank, Bank Hapoalim, B.M., ABN AMRO Bank N.V. New York Branch, Credit Lyonnais New York Branch, Meridian Bank, Bank Leumi le-Israel, B.M. and Credit Suisse (individually, "Bank", and collectively "Banks") Comerica Bank, as agent for the Banks (in such capacity, "Agent") and Vishay Intertechnology, Inc., a Delaware corporation ("Company").

     RECITALS:

     A. Company has requested that the Banks extend credit in the form of the Acquisition Loans (as defined below) in the aggregate amount of up to Two Hundred Million Dollars
($200,000,000), all on the terms set forth herein.

     B. Pursuant to the Commitment Letter (as defined below), the Banks are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth herein.

     NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:

     1.     DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     1.1    "Acquisition Loan(s)" shall mean the non-amortizing
Term Loan and the Bridge Loan to be advanced hereunder.

     1.2 "Advance(s)" shall mean the borrowings requested by Company and made by Banks under Sections 2.1 and 3.1 of this Agreement, including any refundings or conversions of such borrowings hereunder.

     1.3 "Agent" shall mean Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., or any successor appointed in accordance with Section 12.4 hereof.

     1.4 "Agent's Correspondent" shall mean, for Advances in Eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States); or at such other bank or banks as Agent may from time to time designate by written notice to Company and the Banks.

       9   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     1.5 "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

     1.6 "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one-half percent (1/2%).

     1.7 "Alternative Currency" shall have the meaning specified in the Vishay Loan Agreement.

     1.8 "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.8.

     1.9 "Applicable Interest Rate" shall mean the Eurocurrency-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement, and, if elected by the Company pursuant to Section 2.11 hereof (with respect to the Term Loan), the Fixed Rate.

     1.10 "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing
Matrix attached to this Agreement as Schedule 1.8.

     1.11 "Banks" shall mean Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit ("Comerica"), NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina ("NationsBank"), Berliner Handels-und Frankfurter Bank KGaA ("BHF"), Signet Bank/Maryland, formerly known as Union Trust Company of Maryland ("Signet"), Bank Hapoalim, B.M. ("Hapoalim"), CoreStates Bank, N.A., formerly known as and continuing to do business under the name of Philadelphia National Bank, ABN AMRO Bank N.V. New York Branch ("ABN-AMRO") Credit Lyonnais New York Branch ("Credit Lyonnais"), Meridian Bank, Bank Leumi le-Israel, B.M., Credit Suisse, and any assignee which becomes a Bank pursuant to Section 13.8 hereof.

     1.12 "Bridge Loan" shall mean the bridge loan in an aggregate amount not to exceed One Hundred Million Dollars
($100,000,000) to be advanced by the Banks to the Company pursuant to Section 3 of this Agreement.

     1.13 "Bridge Loan Commitment Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to
Section 3.14 hereof.

     1.14 "Bridge Loan Extension Fee" shall mean the extension fee payable to Agent for distribution to the Banks pursuant to

       10  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Section 3.13 hereof, consisting of Installments 1 through 4 as set forth (and defined) in said Section 3.13.

     1.15   "Bridge Loan Maturity Date" shall mean July 18, 1996.

     1.16   "Bridge Notes" shall mean the bridge notes described in
Section 3.1 hereof, made by the Company to each of the Banks in the form annexed to this Agreement as Exhibit "D".

     1.17 "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London, New York and (except with respect to any Prime-based Advances) Frankfurt am Main.

     1.18 "Closing Fee" shall mean the remaining installment of the up-front fee in the amount of $558,750 to be paid by Company to the Agent and distributed to the Banks pursuant to the Commitment Letter (and Section II of the Summary of Terms and Conditions attached thereto), subject to a reduction in the aggregate amount of $192,000 in the event, on or before the date of this Agreement (by written notice to Agent), Company has cancelled the Banks' commitments for funding the Acquisition Loans (such fee reduction to be allocated among the Banks in accordance with the Commitment Letter and the Summary of Terms and Conditions, as aforesaid).

     1.19 "Commitment Letter" shall mean that certain commitment letter dated June 28, 1994 and issued to the Company by the Agent, for itself and for and on behalf of the Banks, with respect to the credit to be amended, renewed, increased and/or extended under the terms and conditions of this Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and the Vishay Loan Agreement.

     1.20   "Company" shall mean Vishay Intertechnology, Inc., a
Delaware corporation.

     1.21 "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     1.22 "DM Loan Agreement" shall mean that certain Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM
9,506,000 Term Loan Agreement, dated as of the date hereof, among VBG, the Banks and Agent, as amended from time to time.

     1.23 "DM Loan Documents" shall mean the DM Loan Agreement and all notes, guaranties and other security or loan documents executed by VBG pursuant to or in connection with the DM Loan
Agreement.

     1.24 "DM Revolving Credit" and "DM Term Loan" shall mean the Revolving Credit and the Term Loan, respectively, as extended by

       11  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

the Banks to VBG pursuant to the DM Loan Documents (and as defined therein).

     1.25 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     1.26 "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

     1.27 "Domestic Guaranty" shall have the meaning specified in the Vishay Loan Agreement.

     1.28 "Domestic Subsidiaries" shall mean those Subsidiaries of the Company which are chartered or incorporated under the laws of the United States of America, or any state, territory, possession or any political subdivision thereof.

     1.29   "Draloric" shall mean Draloric Electronic, GmbH, a
German corporation, formerly known as Vishay Electronic, GmbH.

     1.30 "Eurocurrency Adjusted Rate" shall mean the quotient of:

            (i) the per annum interest rate at which Agent's Eurocurrency Lending Office offers deposits in the relevant eurocurrency to United States regional prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

            (ii) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

       12  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     1.31 "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

     1.32 "Eurocurrency-based Rate" shall mean a per annum interest rate which is the Applicable Margin (subject in each case, if applicable, to adjustment under Section 4.1 hereof) above (or below) the Eurocurrency Adjusted Rate.

     1.33   "Eurocurrency-Interest Period" shall mean an Interest
Period of one, two, three or six months as selected by Company, for a Eurocurrency-based Advance pursuant to Section 2.9 or 3.9 hereof.

     1.34 "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

     1.35 "Event of Default" shall mean each of the Events of Default specified in Section 9.1 hereof.

     1.36 "Excess Cash Flow" shall mean for any fiscal year (using the terms contained in the Company's Consolidated financial statements for its fiscal year ending December 31, 1993 and the sources and uses statement contained in Company's 10-K Report filed with the Federal Securities and Exchange Commission in respect of such period), net cash provided by operating activities for such fiscal year, less purchase of property and equipment for such fiscal year, less principal payments on long-term debt for such fiscal year (including all principal payments based on Excess Cash Flow made on any Indebtedness pursuant to the Loan Agreements, if any, during such fiscal year, but excluding all payments on the Revolving Credit under the Vishay Loan Agreement, the Revolving Credit under the DM Loan Agreement or any other revolving loan facility utilized at any time by Company or any of its Subsidiaries), all calculated based upon Company's annual Consolidated financial statements required to be delivered to Agent and the Banks under Section 7.3(b) of the Vishay Loan Agreement.

     1.37 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such

       13  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     1.38   "Fees" shall mean the Bridge Loan Commitment Fee, the
Bridge Loan Extension Fee and the Agent's Fees.

     1.39 "Fixed Rate" shall mean the per annum fixed rate of interest for the Term Loan established by the Agent under Section
3.17 hereof, such rate to be based on (a) an average of the funding cost of each of the Reference Banks on that date which is three (3) Business Days prior to the effective date of the Company's election of the Fixed Rate Option (subject to Section 3.11 hereof), as determined by each such Reference Bank in the interbank swap market for the weighted average life of the Term Loan then remaining, plus
(b) the Applicable Margin which would then be in effect for Eurocurrency-based Rate Advances of the Term Loan if the Company had selected such rate, subject to any applicable margin adjustment under Section 4.1 hereof, giving immediate effect thereto based on the most current quarterly financial statement delivered by the Company under Section 7.3(b) or 7.3(c) hereof, as the case may be.

     1.40 "Fixed Rate Option" shall mean the Company's right, subject to and in accordance with Section 3.11 hereof, to elect the Fixed Rate as the Applicable Interest Rate for the Term Loan.

     1.41 "Fixed Rate Election" shall mean the Company's written election of the Fixed Rate as the Applicable Interest Rate for the Term Loan, submitted by the Company under Section 3.11 hereof, in the form attached hereto as Exhibit "C."

     1.42 "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than the Domestic Subsidiaries.

     1.43   "Funding Expiration Date" shall mean the initial
Funding Expiration Date of October 18, 1994, subject to any extension thereof in accordance with Section 3.3 of this Agreement.

     1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis.

     1.45 "Guaranties" shall mean the Company Guaranty, the Domestic Guaranty, and the Permitted Borrowers Guaranty.

     1.46 "hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     1.47 "HLT Determination" shall mean any determination by the Agent or by the Majority Banks, or by applicable federal or state regulatory authorities (including without limitation any central bank or other governmental body having jurisdiction over any of the

       14  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Banks) that the Indebtedness (or any specific loan facility or portion thereof pursuant to this Agreement or the other Loan Agreements) would be classified as a "highly-leveraged transaction" or an "HLT" under applicable federal or state law, regulations or guidelines in effect from time to time, provided that (a), with any determination of HLT status by Agent or the Majority Banks, Agent shall have given Company not less than thirty (30) days prior written notice thereof, accompanied by a certificate setting forth the basis for such determination (which shall be presumed correct absent manifest error) and (b) with respect to any determination of HLT status by a federal or state regulatory authority, Agent shall have given written notice thereof to Company, accompanied by a copy of such determination (if in writing).

     1.48 "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the Loan Documents, whether evidenced by the Notes, arising under the DM Loan Agreement (or any promissory notes issued thereunder), the Roederstein Loan Agreement (or any promissory notes issued thereunder), the Vishay Loan Agreement (or any promissory notes issued thereunder), the Vishay Guaranty, the Domestic Guaranty, the Permitted Borrowers Guaranty, or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any of its Subsidiaries to, or acquired by, the Banks (or any of them) or by Agent hereunder or thereunder, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

     1.49   "Interest Period" shall mean either a Eurocurrency-
Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.9 or 3.9, hereof, provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, the Eurocurrency-Interest Period shall end on the next preceding Business Day, and when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and

       15  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

            (b) no Interest Period shall extend beyond the then effective maturity date of the Note or Notes to which such Interest Period is to apply.

     1.50 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.


     1.51 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract.

     1.52 "Loan Agreements" shall mean this Agreement, the Vishay Loan Agreement, the DM Loan Agreement, and the Roederstein Loan
Agreement.

     1.53 "Loan Documents" shall mean collectively, this Agreement, the Notes, the Guaranties, the DM Loan Documents, the Roederstein Loan Documents, Vishay Loan Documents and any other documents, instruments or agreements executed pursuant to or in connection with any such document, this Agreement, the DM Loan Agreement, the Roederstein Loan Agreement, or the Vishay Loan Agreement, as such documents may be amended from time to time.

     1.54 "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under this Agreement and the other Loan Documents (excluding any Bid Notes issued under Vishay Loan Agreement or the DM Loan Agreement except upon the occurrence and during the continuance of an Event of Default, provided that the Indebtedness under any such Bid Notes shall not be included for purposes of
Section 9.2(w) hereof), or, if no such Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

     1.55   "Moody's Rating" shall mean the rating by Moody's
Investors Services, Inc. (or any successor thereto) of Company's long-term, senior unsecured debt.

     1.56   "New Banks" shall mean Credit Lyonnais and Credit
Suisse.

     1.57 "Notes" shall mean the Term Notes or the Bridge Notes, or any or all of the Term Notes and the Bridge Notes, as the context indicates, and in the absence of such indication, all such notes.

     1.58 "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit "F", hereto, of the Term

       16  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Loan and/or the Bridge Loan, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) of the Vishay Loan Agreement.

     1.59 "Permitted Borrowers Guaranty" shall have the meaning specified in the Vishay Loan Agreement.

     1.60 "Permitted Company Encumbrances" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Company identified in Schedule 1.60, hereto.

     1.61 "Permitted Encumbrances" shall mean, with respect to any Person:

            (a) the liens and encumbrances granted under or established by this Agreement or the Loan Documents;

            (b) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

            (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

            (d) liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP; and

            (e) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the

       17  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP; and

            (f) any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate do not materially adversely affect the present or future use of the property to which they relate, which would have a material adverse effect on the sale or lease of such property, or which would render title thereto unmarketable.

     1.62 "Permitted Encumbrances of the Subsidiaries" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Subsidiaries identified in Schedule 1.62, hereto.

     1.63   "Permitted Transferee" shall mean a "Permitted
Transferee" as defined in the Company's current Certificate of 3
Incorporation, and any subsequent amendment of the definition of such term approved by the Majority Banks.

     1.64 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     1.65 "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

     1.66 "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     1.67 "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate, plus in each case the Applicable Margin (subject in each case, if applicable, to adjustment under Section 4.1 hereof).

     1.68   "Prior Banks" shall mean the Banks, other than the New
Banks.

       18  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     1.69 "Rating Level" shall mean Rating Level 1, 2, 3 or 4 as then in effect hereunder.

     1.70 "Rating Level 1" shall mean an S & P rating of BBB+ (or higher) and a Moody's rating of Baa1 (or higher).

     1.71 "Rating Level 2" shall mean an S & P rating of BBB (or higher) and a Moody's rating of Baa2 (or higher).

     1.72 "Rating Level 3" shall mean an S & P rating of BBB- (or higher) and a Moody's rating of Baa3 (or higher).

     1.73 "Rating Level 4" shall mean the rating level (if any) which exists whenever the Company does not qualify for Rating Level 1, Rating Level 2 or Rating Level 3.

     1.74 "Reference Banks" shall mean Comerica, NationsBank and BHF, or such other Banks as may be agreed to constitute the "Reference Banks" by Company, Agent and the Majority Banks.

     1.75 "Request for Bridge Loan Advance and Rate Request" shall mean a request for advance and rate request issued by Company (with respect to the Bridge Loan) under Section 3.9 of this Agreement in the form annexed hereto as Exhibit "E".

     1.76 "Request for Term Loan Advance and Rate Request" shall mean a request for advance and rate request issued by the Company
(with respect to the Term Loan) under Section 2.9 of this Agreement in the form annexed hereto as Exhibit "B".

     1.77   "Roederstein Loan Agreement" shall mean that certain
Roederstein DM 104,315,990.20 Term Loan Agreement dated as of the date hereof, among VBG, the Banks and Agent, as amended from time to time.

     1.78 "Roederstein Loan Documents" shall mean the Roederstein Loan Agreement and all notes, and other loan documents (or any assignments thereof) executed by VBG or any of its Subsidiaries pursuant to or in connection with the Roederstein Loan Agreement, as such documents may be amended from time to time.

     1.79   "S & P Rating" shall mean the rating by Standard &
Poor's Corporation (or any successor thereto) of Company's long-term, senior unsecured debt.

     1.80   "Seller" shall mean Thomas & Betts Corporation, a New
Jersey Corporation.

     1.81 "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital

       19  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

     1.82 "Significant Domestic Subsidiaries" shall have the meaning specified in the Vishay Loan Agreement.

     1.83 "Significant Foreign Subsidiaries" shall have the meaning specified in the Vishay Loan Agreement.

     1.84   "Significant Subsidiaries" shall mean the Significant
Domestic Subsidiaries and the Significant Foreign Subsidiaries.

     1.85 "Stock Purchase Agreement" shall mean that certain stock purchase agreement dated as of July 12, 1994 entered into between Seller (and certain of its subsidiaries), as sellers, and the Company, as purchasers, as amended (subject to the terms hereof), from time to time.

     1.86 "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries.

     1.87   "Target Company" shall mean Vitramon, Incorporated, a
Delaware corporation.

     1.88 "Target Company Acquisition" shall mean the acquisition by the Company, subject to the terms hereof, of all of the issued and outstanding shares of stock of the Target Company for the price and on the terms set forth in the Stock Purchase Agreement.

     1.89 "Target Company Loan Documents" shall mean this Agreement, and all notes and other loan documents executed by Company or any of its Subsidiaries pursuant to or in connection with the Target Company Loan Agreement, as such documents may be amended from time to time.

     1.90 "Term Loan" shall mean that certain non-amortizing term loan in an aggregate amount not to exceed One Hundred Million
Dollars ($100,000,000) to be advanced by the Banks to the Company pursuant to Section 2 of this Agreement.

     1.91   "Term Loan Maturity Date" shall mean, July 18, 2001.

     1.92   "Term Notes" shall mean the term notes described in
Section 2.1 hereof, made by Company to each of the Banks in the form annexed to this Agreement as Exhibit "A".

       20  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     1.93 "Vishay Guaranty" shall have the meaning specified in the Vishay Loan Agreement.

     1.94 "Vishay Loan Agreement" shall mean that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving
Credit and Term Loan Agreement dated as of the date hereof among Vishay, Agent and the Banks, as amended from time to time.

     1.95 "Vishay Loan Documents" shall mean this Agreement, the Vishay Loan Agreement and all notes and other loan documents executed by Company pursuant to or in connection with such Loan Agreements as such documents may be amended from time to time.

     1.96 "VBG" shall mean Vishay Beteiligungs GmbH, a German corporation, formerly known as Draloric Electronic GmbH.

     1.97 "Yield Maintenance Payment" shall mean the yield maintenance payment required to be paid by the Company under
Section 3.13(b) hereof in connection with any prepayment of the Term Loan following the Company's Fixed Rate Election hereunder.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Vishay Loan
Agreement.

     2.     TERM LOAN

     2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation those conditions specified or incorporated by reference in Section 6 hereof), each Bank, severally and for itself alone, agrees to advance to the Company, in a single Advance in Dollars on or before the Funding Expiration Date, sums not to exceed in the aggregate such Bank's respective Percentage of the Term Loan. Advances of the Term Loan shall be evidenced by Term Notes executed and delivered by the Company to each of the Banks concurrently herewith in the form attached hereto as Exhibit "A" (with appropriate insertions acceptable to the Banks in form and substance) and in the face amount of each Bank's respective Percentage thereof. The commitment of the Banks to fund the Term Loan shall expire and be of no further force and effect at the close of Agent's business on the Funding Expiration Date, after which date the Company shall no longer be entitled to the Advance of the Term Loan.

     2.2 Repayment of Principal. The Term Notes, and all principal, interest and other sums outstanding thereunder, shall mature and become due and payable in full on the Term Loan Maturity Date. Subject to the terms hereof (including without limitation acceleration under Section 9.2, below), no periodic installments of principal shall be required under the Term Notes except to the extent that Company is required to make principal payments based on Excess Cash Flow under Section 2.3 hereof.

       21  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     2.3 Excess Cash Flow Recapture. Until the Company's election of the Fixed Rate in accordance with Section 2.11 hereof, the Term Loan shall be subject to required principal reductions in the amount of twenty-five percent (25%) of Excess Cash Flow, to be applied pro rata to the Term Notes issued by the Company hereunder (based on the principal amounts outstanding under such Notes at the time any such payments are made hereunder), payable in respect of each calendar year (or portion thereof) from 1994 through 2000, on the earlier of (i) the respective dates of Company's delivery of financial statements for such calendar years under Section 7.3(b) of the Vishay Loan Agreement hereof or (ii) May 31st of the succeeding year, as applicable, commencing on May 31, 1995 and on each May 31st thereafter until the Term Loan Maturity Date; provided, however, that payments of Excess Cash Flow under this
Section 2.3 shall be required only if (i) the Term Loan under the Vishay Loan Agreement has been paid and discharged in full on or before the applicable dates set forth above (and only to the extent that twenty-five percent (25%) of Excess Cash Flow for the applicable fiscal year has not been applied to reduce such Term Loan in respect of such fiscal year) or if the Company has elected the Fixed Rate as the Applicable Interest Rate for such Term Loan under Section 3.1 thereof and (ii) if the Term Loan under the Roederstein Loan Agreement has been paid and discharged in full on or before the applicable dates set forth above (and only to the extent that twenty-five percent (25%) of Excess Cash Flow for the applicable fiscal year has not been applied to reduce such Term Loan in respect of such fiscal year).

Principal reductions based on Excess Cash Flow shall be in addition to any optional prepayments made prior thereto. There shall be no readvance or re-borrowing of any principal reductions of the Term
Loan hereunder.

     2.4 Accrual of Interest. Each Advance of Indebtedness evidenced by the Term Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     2.5 Prime-based Interest Payments. Interest on the unpaid balance of Indebtedness evidenced by the Term Notes which is funded or carried as a Prime-based Advance from time to time shall accrue from the date of such Advance to the Term Loan Maturity Date (or until refunded, converted or paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Advance under the applicable Term Notes is made, and continuing on the last day of each calendar quarter thereafter until the Term Loan Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of

       22  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     2.6 Eurocurrency-based Interest Payments. Interest on Indebtedness evidenced by the Term Notes which is funded or carried as a 1-month, 2-month and 3-month Eurocurrency-based Advance from time to time shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest on Indebtedness evidenced by the Term Notes which is funded or carried as a 6-month Eurocurrency-based Advance outstanding from time to time shall be payable in immediately available funds at intervals of 3 months after the first day of the applicable Interest Period, and on the last day of the applicable Interest Period. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     2.7 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Advance of the Term Loan converted pursuant to Section 2.9 hereof shall be due and payable in full on the date such Advance of the Term Loan is converted.

     2.8 Interest on Default. In the event and so long as any Event of Default shall exist under any Term Note or under this Agreement, interest shall be payable daily on all Advances evidenced by the Term Notes from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances from time to time outstanding under the Term Notes, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three
(3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

       23  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     2.9 Requests for and Refundings and Conversions of Advances. Company may request the Advance of the Term Loan and, until the exercise of the Fixed Rate Option, refund any Advance of the Term Loan in the same type of Advance or convert any Advance of the Term Loan to any other type of Advance of the Term Loan only after delivery to Agent of a Request for Term Loan Advance and Rate Request executed by an authorized officer of Company and subject to the following:

            (a)     each such Request for Term Loan Advance and
     Rate Request shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B", including without limitation:

               (i) the proposed date of Advance, which must be a Business Day;

              (ii)  whether the Advance is a refunding or
                    conversion of an outstanding Advance; and

             (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

            (b) each such Request for Term Loan Advance and Rate Request shall be delivered to Agent by 12 Noon (Detroit time) four (4) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on the proposed date of Advance;

            (c) the principal amount of such Advance, plus the amount of any other outstanding Indebtedness evidenced by the Term Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be
     (i) in the case of a Prime-based Advance at least One Million Dollars ($1,000,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000);

            (d) no Advance shall have an Interest Period ending after the Term Loan Maturity Date.

            (e) upon completion of the Advance there shall be no more than one (1) Interest Period and one (1) Applicable
     Interest Rate (including the Prime-based Rate) with respect to Indebtedness evidenced by the Term Notes;

            (f)     a Request for Term Loan Advance and Rate
     Request, once delivered to Agent, shall not be revocable by Company;

       24  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

            (g)     each Request for Term Loan Advance and Rate
     Request shall constitute and include a certification by the Company as of the date thereof that:

               (i)  both before and after the Advance, the
                    obligations of the Company and its
                    Subsidiaries set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and its Subsidiaries, as the case may be;

              (ii) all conditions to Advances of the Term Loan have been satisfied, and shall remain satisfied to the date of Advance;

             (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

              (iv) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

               (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries;

            (h) each Request for Term Loan Advance, and Rate Request shall be accompanied by such documents, instruments and other materials required hereunder or otherwise necessary to evidence satisfaction of all conditions to Advances of the Term Loan.

In the event with respect to any Advance Company shall fail to timely exercise its option in accordance with this Section 2.9, then the principal amount thereof which is not then prepaid shall be converted to a Prime-based Advance in accordance with Section
2.12 hereof (Agent to notify Company promptly of the occurrence thereof).

     2.10   Disbursement of Advances.

            (a) Upon receiving any Request for Term Loan Advance and Rate Request from Company in compliance with
     Section 2.9 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date

       25  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available to Agent the amount of its Percentage of the Advance in immediately available funds, as follows:

               (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

              (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 Noon (the time of the Agent's Correspondent) on the date of such Advance.

            (b) Subject to submission of an executed Request for Term Loan Advance and Rate Request by Company without exceptions noted in the compliance certification therein, Agent shall make available to Company the aggregate of the amounts, in Dollars, so received by it from the Banks in like funds:

               (i) for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by deposit to an account of the Company maintained with Agent, or to such other account or third party as Company may reasonably direct;

              (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by deposit to an account of the Company maintained with Agent's Correspondent, or to such other account or third party as Company may reasonably direct.

            (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such

       26  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

               (i) in the case of such Bank, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

              (ii) in the case of Company, the rate of interest then applicable to the Term Loan.

     The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

     2.11 Fixed Rate Election. (a) The Fixed Rate Election shall set forth the information required on the Fixed Rate Election form attached hereto as Exhibit "C" and shall constitute Company's certification that the conditions required under subparagraph (c), below, have been satisfied and that Company is entitled to elect the Fixed Rate hereunder;

            (b) The Fixed Rate Election shall be delivered to Agent by 11:00 a.m. (Detroit time) not less than five (5) nor greater than ten (10) Business Days prior to the proposed effective date of such election, and once delivered to Agent by the Company, shall not be revocable by Company;

            (c) In order for the Fixed Rate to become effective, the following conditions shall be satisfied by the Company (unless waived by the Banks) on or before the proposed effective date of the Fixed Rate Election, and shall remain satisfied on the actual effective date thereof:

               (i)  As of the proposed effective date of
                    the Fixed Rate Election, and as of the

       27  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                    actual effective date thereof, no
                    Eurocurrency-based Advance of the Term
                    Loan shall be outstanding;

              (ii)  All accrued interest outstanding under
                    the Term Notes as of the effective date
                    of the Fixed Rate Election has been paid and discharged in full;

             (iii) both before and after the effective date of such election, the obligations of Company set forth in this Agreement are valid, binding and enforceable obligations of Company;

              (iv)  there is no Default or Event of Default
                    in existence, and none will exist upon
                    the effective date of such election;
                    and

               (v)  the execution of such election will not
                    violate the terms and conditions of any
                    material contract, agreement or other
                    borrowing of Company or any of its
                    Subsidiaries;

            (d) Subject to the foregoing, the Fixed Rate Election shall become effective (and the Fixed Rate shall become the Applicable Interest Rate for the Term Loan) on the proposed effective date of the Fixed Rate Election, as specified by the Company, whereupon Agent will notify Company and the Banks promptly of the Fixed Rate established by it hereunder. If a Fixed Rate Election has been submitted by Company hereunder, the Prime-base Rate shall be the only rate available to Company for the refunding or conversion of outstanding Advances of the Term Loan after such submission.

            (e) Company shall be entitled to deliver only one Fixed Rate Election for the Term Loan while this Agreement is in effect, and once so elected, the Fixed Rate shall, subject to the terms hereof, remain the Applicable Interest Rate for the Term Loan so long as the Term Loan is outstanding hereunder.

            (f) Interest accruing at the Fixed Rate shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Fixed Rate Election shall have been made by the Company, and continuing on the last day of each calendar quarter thereafter until the Term Loan Maturity Date, shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed. In the

       28  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     event and so long as any Event of Default shall exist under any Term Note or under the Vishay Loan Agreement or any of the other Loan Documents, interest shall be payable daily on the Indebtedness evidenced by the Term Notes from time to time outstanding at a per annum rate equal to the Fixed Rate, plus three percent (3%).

     2.12 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Term Loan Advance and Rate Request meeting the requirements of
Section 2.9 with respect to the refunding or conversion of such Advance, or if on such day a Default or Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

     2.13 Prepayment. (a) Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) under its Term Notes at any time (subject to not less than one (1) Business Day's notice to Agent), provided that the amount of any partial prepayment by such party shall be at least One Million Dollars ($1,000,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding on such Notes shall be at least One Million Dollars ($1,000,000). Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment by such party shall be at least One Million Dollars ($1,000,000), and the unpaid portion of such Advance which is refunded or converted by such party under Section 2.9 hereof shall be at least Five Million Dollars ($5,000,000). Furthermore, no such prepayment may be made using funds advanced, directly or indirectly, by the Banks under this Agreement or the DM Loan Agreement. Upon Agent's request in connection with any prepayment, Company shall provide evidence satisfactory to the Majority Banks that the source of funding for such prepayment consists of new equity, surplus cash (not the result of any Advance under this Agreement) or otherwise was not derived, directly or indirectly, from any Advance hereunder. Any prepayment made in accordance with this Section shall be without premium or penalty (subject to Section 10 hereof), but there shall be no readvance or reborrowing of any principal reductions of the Term Loan (whether or not such principal reductions constitute prepayments).

     (b) Once the Fixed Rate becomes the applicable Interest Rate for the Term Loan hereunder, at its option and upon not less than five (5) business days prior written notice to Agent, Company may prepay the principal balance outstanding under the Term Loan in whole or in part (in amounts of not less than Five Million Dollars

       29  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

($5,000,000) only upon payment to the Agent, for distribution to the Banks pro rata, of a Yield Maintenance Payment in an amount calculated by Agent to make the Banks whole (to the extent of the interest which would have been earned by the Banks but for the occurrence of such prepayment) on the basis of the discounted net present values of the interest payments that would otherwise be payable on the principal amount of the Term Loan being prepaid, after taking into account the amount of interest which would be payable on each interest payment due date if the principal amount being repaid were reinvested at the Current Market Rate (defined below).

     As used herein, "Current Market Rate" shall mean a per annum interest rate equal to one-half percentage point (.5%) above the rate reasonably determined by Agent (based on quotations from established dealers) to be in effect two (2) days prior to the repayment date in the secondary market for United States Treasury Securities of a comparable amount and with a comparable term to maturity as the principal amount being prepaid hereunder. For purposes of computation, the discount rate for each computation will be the Current Market Rate for the relevant principal installment.

Upon any involuntary prepayment of the Term Loan hereunder, whether by acceleration, or otherwise, the Company shall pay to Agent, for distribution to the Banks pro rata, a Yield Maintenance Payment in an amount equal to the Yield Maintenance Payment which would have been due and payable hereunder if the Company had voluntarily elected to prepay the Term Loan (in an amount equal to such involuntary prepayment) on such date of involuntary prepayment.

     2.14 Use of Term Loan Proceeds. The proceeds of the Term Loan shall be used by the Company solely for the purpose of funding amounts required to be paid by it for or in connection with the Target Company Acquisition, including without limitation provision for transfer taxes, stamp duties and brokerage fees resulting directly from such Acquisition.

     3.     BRIDGE LOAN

     3.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation those conditions specified or incorporated by reference in Section 6 hereof) and subject to the prior or concurrent Advance, in its entirety, of the Term Loan under Section 2 hereof, each Bank, severally and for itself alone, agrees to advance to the Company, in a single Advance in Dollars on or before Agent's close of business on the Funding Expiration Date, sums not to exceed in the aggregate such Bank's respective Percentage of the Bridge Loan. Advances of the Bridge Loan shall be evidenced by Bridge Notes executed and delivered by the Company to each of the Banks concurrently herewith in the form attached hereto as Exhibit "D" (with appropriate insertions acceptable to the Banks

       30  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

in form and substance) and in the face amount of each Bank's respective Percentage thereof. The commitment of the Banks to fund the Bridge Loan shall expire and be of no further force and effect at the close of Agent's business on the Funding Expiration Date (subject to Section 3.3 hereof), after which date the Company shall no longer be entitled to the Advance of the Bridge Loan.

     3.2 Repayment of Principal. The Bridge Notes, and all principal, interest and other sums outstanding thereunder, shall mature and become due and payable in full on the Bridge Loan Maturity Date. Subject to the terms hereof (including without limitation acceleration under Section 9.2, below), no periodic installments of principal shall be required under the Bridge Notes. There shall be no readvance or reborrowing of any principal reductions of the Bridge Loan.

     3.3 Extension of Funding Expiration Date. So long as no Default or Event of Default has occurred and is continuing on the date of its request therefor (or upon the effective date of any such extension), the Company may extend the initial Funding Expiration Date, or any succeeding Funding Expiration Date as extended hereunder, upon written notice to Agent prior to the Funding Expiration Date then in effect, as follows:

            (a) From October 18, 1994 to January 18, 1995, provided that Installment 1 of the Bridge Loan Extension Fee has been paid or is paid concurrently with such request for extension;

            (b) From January 18, 1995 to April 18, 1995, provided that Installment 2 of the Bridge Loan Extension Fee has been paid or is paid concurrently with such request;

            (c) From April 18, 1995 to July 18, 1995, provided that Installment 3 of the Bridge Loan Extension Fee has been paid or is paid concurrently with such request; and

            (d) From July 18, 1995 to July 18, 1996, provided that Installment 4 of the Bridge Loan Extension Fee has been paid or is paid concurrently with such request.

     3.4 Accrual of Interest. Each Advance of Indebtedness evidenced by the Bridge Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     3.5 Prime-based Interest Payments. Interest on the unpaid balance of Indebtedness evidenced by the Bridge Notes which is

       31  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

funded or carried as a Prime-based Advance from time to time shall accrue from the date of such Advance to the Bridge Loan Maturity Date (or until refunded, converted or paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Advance under the applicable Bridge Notes is made, and continuing on the last day of each calendar quarter thereafter until the Bridge Loan Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     3.6 Eurocurrency-based Interest Payments. Interest on Indebtedness evidenced by the Bridge Notes which is funded or carried as a 1-month, 2-month and 3-month Eurocurrency-based Advance from time to time shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest on Indebtedness evidenced by the Bridge Notes which is funded or carried as a 6-month Eurocurrency-based Advance outstanding from time to time shall be payable in immediately available funds at intervals of 3 months after the first day of the applicable Interest Period, and on the last day of the applicable Interest Period. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     3.7 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Advance of the Bridge Loan converted pursuant to Section 3.9 hereof shall be due and payable in full on the date such Advance of the Bridge Loan is converted.

     3.8 Interest on Default. In the event and so long as any Event of Default shall exist under any Bridge Note or under this Agreement, interest shall be payable daily on all Advances evidenced by the Bridge Notes from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances from time to time outstanding under the Bridge Notes, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three
(3) Business Days, then for such other period of time as the Agent

       32  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

     3.9 Request for and Refundings and Conversions of Advances. Company may request the Advance of the Bridge Loan, refund any Advance of the Bridge Loan in the same type of Advance or convert any Advance of the Bridge Loan to any other type of Advance of the Bridge Loan only after delivery to Agent of a Request for Bridge Loan Advance and Rate Request executed by an authorized officer of Company and subject to the following:

            (a)     each such Request for Bridge Loan Advance and
     Rate Request shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "E", including without limitation:

               (i) the proposed date of Advance, which must be a Business Day;

              (ii)  whether the Advance is a refunding or
                    conversion of an outstanding Advance; and

             (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

            (b) each such Request for Bridge Loan Advance and Rate Request shall be delivered to Agent by 12 Noon (Detroit time) four (4) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on the proposed date of Advance;

            (c) the principal amount of such Advance, plus the amount of any other outstanding Indebtedness evidenced by the Bridge Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be
     (i) in the case of a Prime-based Advance at least One Million Dollars ($1,000,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000);

            (d) no Advance shall have an Interest Period ending after the Bridge Loan Maturity Date. In the event with respect to any Advance Company shall fail to timely exercise its

       33  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     option in accordance with this Section 3.9, then the principal amount thereof which is not then prepaid shall be converted to a Prime-based Advance in accordance with Section 3.11 hereof (Agent to notify Company promptly of the occurrence thereof);

            (e) upon completion of the Advance there shall be no more than one (1) Interest Period and one (1) Applicable
     Interest Rate (including the Prime-based Rate) with respect to Indebtedness evidenced by the Bridge Notes;

            (f)     a Request for Bridge Loan Advance and Rate
     Request, once delivered to Agent, shall not be revocable by Company;

            (g)     each Request for Bridge Loan Advance and Rate
     Request shall constitute and include a certification by the Company as of the date thereof that:

               (i)  both before and after the Advance, the
                    obligations of the Company and its
                    Subsidiaries set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and its Subsidiaries, as the case may be;

              (ii) all conditions to Advances of the Bridge Loan have been satisfied, and shall remain satisfied to the date of Advance;

             (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

              (iv) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respect and shall be true and correct in all material respects as of the making of the Advance; and

               (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries;

            (h) each Request for Bridge Loan Advance, and Rate Request shall be accompanied by such documents, instruments and other materials required hereunder or otherwise necessary to evidence satisfaction of all conditions to Advances of the Bridge Loan.

       34  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     3.10   Disbursement of Advances.
	    ------------------------

            (a) Upon receiving any Request for Bridge Loan Advance and Rate Request from Company in compliance with
     Section 3.9 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available to Agent the amount of its Percentage of the Advance in immediately available funds, as follows:

               (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

              (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 Noon (the time of the Agent's Correspondent) on the date of such Advance.

            (b) Subject to submission of an executed Request for Bridge Loan Advance and Rate Request by Company without exceptions noted in the compliance certification therein, Agent shall make available to Company the aggregate of the amounts, in Dollars, so received by it from the Banks in like funds:

               (i) for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by deposit to an account of the Company maintained with Agent, or to such other account or third party as Company may reasonably direct;

              (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by deposit to an account of the Company maintained with Agent's Correspondent, or to such other account or third party as Company may reasonably direct.

            (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank

       35  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

               (i) in the case of such Bank, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

              (ii) in the case of Company, the rate of interest then applicable to the Bridge Loan.

     The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

     3.11 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Term Loan Advance and Rate Request meeting the requirements of
Section 3.9 with respect to the refunding or conversion of such Advance, or if on such day a Default or Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

     3.12 Prepayment. Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) under its Bridge

       36  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Notes at any time (subject to not less than one (1) Business Day's notice to Agent), provided that the amount of any partial prepayment by such party shall be at least One Million Dollars ($1,000,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding on such Notes shall be at least One Million Dollars ($1,000,000). Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment by such party shall be at least One Million Dollars ($1,000,000), and the unpaid portion of such Advance which is refunded or converted by such party under Section 3.9 hereof shall be at least Five Million Dollars ($5,000,000). Furthermore, no such prepayment may be made using funds advanced, directly or indirectly, by the Banks under this Agreement or the DM Loan Agreement. Upon Agent's request in connection with any prepayment, Company shall provide evidence satisfactory to the Majority Banks that the source of funding for such prepayment consists of new equity, surplus cash (not the result of any Advance under this Agreement) or otherwise was not derived, directly or indirectly, from any Advance hereunder. Any prepayment made in accordance with this Section shall be without premium or penalty (subject to Section 10 hereof), but there shall be no readvance or reborrowing of any principal reductions of the Bridge Loan (whether or not such principal reductions constitute prepayments).

     3.13 Bridge Loan Extension Fee. From the date hereof to the Bridge Loan Maturity Date, (i) unless (if the Bridge Loan has not been funded prior thereto) the Banks' commitment to fund the Bridge Loan has been cancelled by written notice to Agent prior thereto or
(ii) unless (if the Bridge Loan has been funded prior thereto) the Bridge Loan has been paid and discharged in full prior thereto, as the case may be, the Company shall pay to the Banks a Bridge Loan Extension Fee as follows:

     (a)    on or before October 18, 1994, the sum of Fifty
            Thousand Dollars ($50,000) ("Installment 1");

     (b)    on or before January 18, 1995, the sum of Fifty
            Thousand Dollars ($50,000) ("Installment 2");

     (c) on or before April 18, 1995, the sum of Fifty Thousand Dollars ($50,000) ("Installment 3"); and

     (d)    on or before July 18, 1995, the sum of Two Hundred
            Thousand Dollars ($200,000) ("Installment 4").

Whenever any payment of the Bridge Loan Extension Fee shall be due and payable on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of each payment of the Bridge Loan Extension Fee, Agent shall make prompt payment to each Bank of its share of the Bridge

       37  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Loan Extension Fee based on the respective percentages of the Banks. The Bridge Loan Extension Fee shall not be refundable under any circumstances.

     3.14 Bridge Loan Commitment Fee. From and after the date hereof to (but not including) the date of funding of the Bridge Loan by the Banks hereunder, the Company shall pay to the Agent, for distribution to the Banks based on their respective percentages, a Bridge Loan Commitment Fee equal to the Applicable Fee Percentage per annum times One Hundred Million Dollars ($100,000,000), calculated on a daily basis. The Bridge Loan Commitment Fee shall be payable quarterly in arrears commencing on September 30, 1994 and on the last day of each calendar quarter thereafter and, unless funded concurrently with the execution and delivery of this Agreement, on the date of funding of the Bridge Loan, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Bridge Loan Commitment Fee shall be due and payable on a day which is not a Business Day, the date for payment shall be extended to the next Business Day. Upon receipt of each such payment of the Bridge Loan Commitment Fee, Agent shall make prompt payment to each Bank of its share of the Bridge Loan Commitment Fee based upon the respective percentages of the Banks. It is expressly understood that the Bridge Loan Commitment Fee shall not be refundable under any circumstances.

     3.15 Use of Bridge Loan Proceeds. The proceeds of the Bridge Loan shall be used by the Company solely for the purpose of funding amounts (in addition to the proceeds of the Term Loan) required to be paid by it for or in connection with the Target Company Acquisition, including without limitation provision for transfer taxes, stamp duties and brokerage fees resulting directly from such Acquisition.

     4.     MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL
            LIMITATION

     4.1    Margin Adjustments. Adjustments to the Applicable
Margin, based on Schedule 4.1, shall be implemented on a quarterly basis as follows:

            (i) Such Margin adjustments shall be given prospective effect only, effective (A) as to all Prime-based Advances outstanding hereunder, immediately upon required date of delivery of the financial statements required to be delivered under
Section 7.3(b) and 7.3(c) of the Vishay Loan Agreement establishing applicability of the appropriate adjustments, if any, or on the obtaining and/or any change in the Rating Level then in effect, as applicable and (B) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on (x) the required date of delivery of the latest of such financial

       38  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

statements required to be delivered hereunder during such Interest Period(s) or (y) the date of the obtaining and/or any change in the Rating Level in effect hereunder, as applicable, in each case with no retroactivity or claw-back.

                (ii) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon the delivery of quarterly financial statements demonstrating any change in the Leverage Ratio or the obtaining and/or change in the Rating Level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable), with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.




     4.2 HLT Determination. In the event at any time (whether before or after the funding of the Acquisition Loans) of an HLT Determination, the Agent, the Banks and the Company shall commence negotiations in good faith to agree upon whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Determination and to compensate the Banks and Agent for additional costs, expenses and/or fees which result from or are associated with any such HLT Determination, including without limitation any costs resulting from any requirement that additional capital be allocated to the Indebtedness, or any portion thereof. If Company and the Majority Banks agree that fees, interest rates and/or margins should be increased, and agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 13.11 hereof. If Company and Majority Banks fail to agree on whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased within 60 days after notice to Company of an HLT Determination as herein provided, then (i) the Agent shall, if requested by the Majority Banks, by written notice to the Company terminate the commitments of the Banks to fund and/or maintain Advances of the Revolving Credit under the Vishay Loan Agreement and the DM Revolving Credit, and if still outstanding, any commitment to fund Advances of the Acquisition Loans, and such commitments shall thereupon terminate, (ii) Company shall be obligated to repay all outstanding Indebtedness at the end of the Interest Period applicable thereto and (iii) the Company may, at its option, on at least ten Business Days' written notice to the Agent (which shall promptly notify the Banks thereof) prepay all

       39  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Indebtedness outstanding hereunder and under the other Loan Agreements by paying the aggregate principal amount thereof, together, with all accrued interest thereon to the date of prepayment; provided that, if the Company prepays any fixed rate loans or Advances carried at the Eurocurrency-based Rate or any comparable rate, pursuant to this Section 4.2, Company shall compensate the Banks for any resulting funding losses as provided in Section 11.1 hereof. Subject to compliance by Company with this
Section 4.2, the Banks acknowledge that an HLT Determination shall not constitute a Default or an Event of Default hereunder.

     4.3 Special Limitation. In the event, as a result of increases in the value of any of the Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Banks to advance additional funds hereunder and under the other Loan Agreements (taking into account the Dollar Amount of the Indebtedness outstanding from time to time under the other Loan Agreements, and any other Indebtedness required to be aggregated under 12 USCA 84, as amended, the regulations promulgated thereunder, or other, similar applicable law) is determined by such Bank to exceed its then applicable legal lending limit under 12 USCA 84, as amended, and the regulations promulgated thereunder, or other, similar applicable laws, the amount of additional funds which such Bank shall be obligated to advance hereunder and under the other Loan Agreements shall immediately be reduced to the maximum amount which such Bank may legally advance (as determined by such Bank), the obligation of each of the remaining Banks hereunder shall be proportionately reduced, based on the applicable Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Banks, with respect to the applicability of such laws and regulations to itself), the Company shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Indebtedness outstanding hereunder or under the other Loan Agreements by an amount sufficient to comply with such maximum amounts. Upon any such reduction in the obligations of the Banks under this Section 4.3, Company shall have the right, subject to the terms and conditions of this Agreement (but subsequent to Company's compliance with its obligation to reduce the Indebtedness outstanding hereunder), to add to the Banks providing financing hereunder a bank reasonably acceptable to the Agent for the purpose of restoring the shortfall created by the reduction in such obligations of the Banks.

     5.     CONDITIONS.

     The obligations of Banks to make Advances of the Term Loan and the Bridge Loan pursuant to this Agreement are subject to the following conditions:

     5.1 Vishay Loan Agreement. All of the conditions required to be satisfied for the making of Advances under the Vishay Loan

       40  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Agreement (as defined therein) shall have been satisfied or waived in accordance with the terms and conditions thereof.

     5.2 Special Conditions. The following special terms and conditions ("Special Conditions"), together with the other terms and conditions set forth herein, shall have been satisfied:

            (a) On the date of funding each of the Acquisition Loans, there shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of Target Company and its subsidiaries to be acquired pursuant to the Stock Purchase Agreement (taken as a whole) from that existing as of the date of the Commitment Letter (as determined with reference to the summary financial information of the Target Company contained in the Confidential Information Memorandum dated June 3, 1994 ("Confidential Offering Memorandum") or distributed by the Company at the June 10, 1994 Bank Meeting); nor shall any omission, inconsistency, inaccuracy, or any change in presentation or accounting standards which renders such financial statements materially misleading have been determined by Agent or the Banks to exist;

            (b) Agent shall have received (i) environmental audits covering each parcel of real property of Target Company or its subsidiaries located in the United States, such environmental audits to be performed by Company's present outside environmental consultants, or by environmental engineers satisfactory to Agent and the Banks, (ii) environmental audits covering the material foreign facilities of Target Company and its Subsidiaries, such environmental audits to be performed by Company's internal environmental compliance staff, (iii) information satisfactory in form and substance to the Banks as to all environmental liabilities of Target Company and its subsidiaries, generally (including foreign facilities), which, upon the Target Company Acquisition, could materially adversely affect the Company or its material Subsidiaries, taking into account any environmental escrows, holdbacks, reserves or indemnifications established in connection with the Acquisition, and (iv) audits and other information (performed by internal or external auditors, as aforesaid) disclosing, in each case (other than as approved by the Banks and Agent), no environmental condition for which material remedial action could be required by any governmental agency and no material violations of applicable environmental laws or regulations, and otherwise in form and substance satisfactory to Agent and the Banks;

            (c) Agent shall have received payment of the remaining installment of the Closing Fee and satisfactory evidence of (i) all governmental, third party and/or other

       41  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     approvals, permits, registrations and the like, necessary or appropriate in connection with the Target Company Acquisition or any other transaction contemplated thereby, (ii) the corporate approval of all of the documents (including loan documents), instruments and transactions related to the Target Company Acquisition or the Acquisition Loans; and (iii) opinions of legal counsel for Company and its Subsidiaries covering such matters as required by and otherwise in form and content satisfactory to Agent and its counsel with respect to such transactions; and

            (d)     On or before the funding of the Acquisition
     Loans, the Target Company Acquisition shall be consummated in accordance with the terms and conditions of the Stock Purchase Agreement.

     5.3 Vishay's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date hereof, stating that the conditions referred to (with respect to the Vishay Loan Agreement) in Section 5.1 and 5.2, hereof, have been fully satisfied.

     5.4 Payment of Agent's and Other Fees. Company shall have paid to the Agent the Agent's Fees and all costs and expenses required hereunder.

     5.5 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, the Loan Documents, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

     6.     REPRESENTATIONS AND WARRANTIES

     Company ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself and its Subsidiaries those matters set forth in Sections 6.1 through 6.21, inclusive, of the Vishay Loan Agreement and such representations and warranties of Company shall be deemed to be continuing representations and warranties during the life of this Agreement.

     7.     AFFIRMATIVE COVENANTS

     Company covenants and agrees that it will, and, as applicable, will cause its Subsidiaries to, so long as any of the Banks is committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this
Agreement:

     7.1 Vishay Loan Agreement. Comply with the covenants set forth in Sections 7.1 through 7.15, inclusive, of the Vishay Loan

       42  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Agreement, as fully as though the obligations set forth therein were expressly set forth herein as the obligations of the Company and its Subsidiaries.

     7.2 Incorporation of Vishay Loan Agreement. To the full extent set forth in Sections 5 through 9 hereof, and elsewhere herein, the provisions of the Vishay Loan Agreement are incorporated herein by reference and shall remain in full force and effect for the benefit of Agent and the Banks, notwithstanding any amendment, supplement or termination of the Vishay Loan Agreement after the date hereof. Any amendments to the representations, warranties, covenants or other provisions of the Vishay Loan Agreement incorporated by reference herein which are contained in any future amendment or supplement thereto shall be deemed to run in favor of Agent and the Banks as additional rights and remedies, and not in derogation of the rights and remedies provided hereunder.

     8.     NEGATIVE COVENANTS

     Company covenants and agrees that so long as any Indebtedness or any commitment to make Advances under this Agreement remains outstanding, it will not, and will not allow any of its Subsidiaries, without the prior written consent of Agent, to violate any of the covenants set forth in Sections 8.1 through 8.12, inclusive, of the Vishay Loan Agreement, as fully as though the obligations set forth therein were expressly set forth herein as the obligations of the Company and its Subsidiaries.

     9.     DEFAULTS

     9.1 Events of Default. Any of the following events is an "Event of Default":

            (a) non-payment of the principal or interest, when due, under any of the Notes issued hereunder, in accordance with the terms thereof;

            (b) Default in the payment of any money by Company under this Agreement (other than as set forth in subsection
     (a), above), or by VBG under the DM Loan Agreement or by VBG under the Roederstein Loan Agreement or by the Company, VBG or Draloric under the Vishay Loan Agreement (other than, in each case, as set forth therein), within three (3) days of the date the same is due and payable;

            (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.8, 7.10, 7.12, 7.13 and 7.14 of the Vishay Loan Agreement, such event has continued for thirty (30)

       43  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     consecutive days) or the occurrence of any other default or Event of Default, as the case may be hereunder or thereunder;

            (d) any representation or warranty made by Company or any of its Subsidiaries herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made; provided that, with respect to any misrepresentation or breach of warranty arising subsequent to the date hereof under Sections 6.7, 6.8, 6.13 through 6.15 and 6.18 of the Vishay Loan Agreement solely by virtue of the nature of the representations and warranties hereunder as continuing, (i) as to Section 6.8 of the Vishay Loan Agreement, any applicable cure period existing in respect of such matters shall have expired and (ii) as to the remaining Sections of this Agreement specified in this subparagraph (d), such misrepresentation or breach of warranty hereunder shall have continued for a period of thirty (30) consecutive days;

            (e) any provision of the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against Company or the Significant Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or Company or any of the Significant Subsidiaries shall deny that it has any or further liability or obligation under the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty, as applicable, or the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty shall be terminated, invalidated or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

            (f) default in the payment of any other obligation of Company or its Subsidiaries for borrowed money in excess of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof), individually or in the aggregate, resulting in the acceleration thereof prior to its expressed maturity;

            (g) the rendering of any judgment or judgments for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof) in the aggregate against Company or any of its Subsidiaries and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

       44  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

            (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan; and in each case in clauses (i) through
     (v) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

            (i) (A) any one Person or group of Persons acting in concert shall acquire or control, directly or indirectly, whether by ownership, proxy, voting trust or otherwise, forty percent (40%) or more of the voting power of the issued and outstanding stock of Company, other than (x) any Person or group of Persons beneficially owning, directly or indirectly, as of the date hereof capital stock of the Company with 40% or more of such voting power or (y) any Permitted Transferee; or
     (B) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Company's directors (for purposes of this Section 9.1(i)(B), "Continuing Director" means any director who is currently a director and any director who is nominated or elected by a majority of Continuing Directors who are then directors);

            (j) If a creditors' committee shall have been appointed for the business of Company or any of its Subsidiaries; or if Company or any of its Subsidiaries shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy

       45  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company, or any of its Subsidiaries) and such appointment has not been dismissed or stayed within thirty (30) days from the date of the appointment or if an order for relief or otherwise approving any petition for reorganization of Company or any of its Subsidiaries shall be entered and shall not be dismissed or stayed within thirty (30) days from the date of entry thereof.

     9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (w) the Agent shall, if directed to do so by the Majority Banks, declare the Banks' commitments to lend hereunder immediately and automatically terminated; (x) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (y) upon the occurrence of any Event of Default specified in subsection 9.1 (i), above, and notwithstanding the lack of any declaration by Agent under preceding clause (w) or (x), the entire unpaid principal Indebtedness, including the Notes, shall become automatically due and payable; and (z) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

     9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     9.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, and further hereby irrevocably agrees to waive the right to trial by jury with respect to any and all actions or proceedings in which Agent or the Banks (or any of them), on one hand, and the Company, on the other hand, are parties, whether or not such actions or proceedings arise out of this Agreement or the Loan Documents, or otherwise. These waivers

       46  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

have been voluntarily given, with full knowledge of the consequences thereof.

     9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section 13.11 hereof. No single or partial exercise' of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of the Banks' rights by Agent. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of the Agent or any Bank in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     9.6 Cross-Default. In addition to the other Events of Default specified herein, any failure to perform and discharge when due, after allowance for any applicable cure period, any of the obligations, covenants and agreements required to be performed under the provisions of any instruments evidencing or securing any other present and future borrowings of Company from the Banks (or from Agent) in renewal or extension of, or related to this Agreement or any of the Loan Document shall be an Event of Default under the provisions of this Agreement entitling Agent, with the consent of the Majority Banks, (without notice or any cure period except as expressly provided herein or therein) to exercise any and all rights and remedies provided hereby. Any Event of Default under this Agreement or under any of the Loan Documents shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Banks to exercise any and all rights and remedies provided therein.

     10.    PAYMENTS, RECOVERIES AND COLLECTIONS.

     10.1   Payment Procedure.

            (a) All payments by Company of principal of, or interest on, the Term Notes or the Bridge Notes or of any Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances. Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

       47  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

            (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company is due that the Company does not intend to remit such payment, the Agent may, in its discretion, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Domestic Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

            (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

            (d) All payments to be made by the Company under this Agreement or any of the Notes shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

               (i) pay to the Agent, for Agent's own account and/or, as the case may be, for the account of

       48  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                    the Banks such additional amounts as may be necessary to ensure that the Agent and/or such Banks receive a net amount in the applicable currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

               (ii) remit such tax to the relevant taxing
                    authorities according to applicable law, and send to the Agent such certificates or certified copy receipts as the Agent shall reasonably require as proof of the payment by the Company or the applicable Permitted Borrower, of any such taxes payable by the Company or any Permitted Borrower.

     As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

     10.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, upon the occurrence and during the continuance of any Event of Default, any offsets or voluntary payments by the Company, any of its Subsidiaries or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes pro rata, based on the aggregate Indebtedness then outstanding thereunder (or in such other order and manner as determined by all of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company.

     10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Term Notes or the Bridge Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all such Notes or Bridge Notes, such Bank shall purchase from the other Banks such participations in the Term Notes and Bridge Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage held by each of them in such Notes; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered

       49  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     10.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the Indebtedness under the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of Section 10.3, hereof.

     11.    CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

     11.1 Reimbursement of Prepayment Costs. As to any Eurocurrency-based Advance, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Agreement or by acceleration, or otherwise), or if the rate applicable to such Advance shall be changed during any Interest Period pursuant to this Agreement, Company shall reimburse each of the Banks on demand for any costs incurred by such Banks as a result of the timing thereof, including but not limited to any net costs incurred in liquidating or employing deposits from third parties, to each Bank which shall have delivered to Company a certificate setting forth the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

     11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

     11.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) the Company shall

       50  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby, together with accrued interest thereon, any amounts payable under Section 11.6, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

     11.4 Laws Affecting Eurocurrency-based Advance Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency-based Advances and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     11.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

       51  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

            (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance, then such Bank shall promptly notify Agent, and Agent shall promptly notify Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company to incur additional liability under Section 10.1(d) hereof, provided that Agent shall incur no liability whatsoever to the Banks or Company in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

       52  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     11.6 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company to borrow on a date specified therefor in a request for advance or rate request (c) due to any payment or prepayment of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

     11.7 Judgment Currency. The obligation of the Company to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent shall, using all amounts obtained or received from the Company pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

     11.8 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 11.5 hereof, shall, in the opinion of the Agent or any of the Banks (as certified to Agent in writing by such Bank) require that any Indebtedness or commitment under this Agreement or the other Loan Agreements be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be, the Agent shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Fees or other fees payable to the Agent, for the benefit of the

       53  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Banks under this Agreement, which in the opinion of the Agent, will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Fees or other fees (if applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent are unable to agree on such an increase within thirty (30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Revolving Credit, the DM Revolving Credit, the Banks' commitments to fund the Acquisition Loans hereunder or other commitments, if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent fail to agree on an increase in the Fees or other fees (if applicable), or (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the Revolving Credit, the DM Revolving Credit, the Banks' commitments to fund the Acquisition Loans hereunder or such other commitments, if applicable, as set forth above, then the Revolving Credit and other commitments hereunder shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

     12.    AGENT

     12.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with any Default or Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

       54  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     12.2 Deposit Account with Agent. Company hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Term Notes.

     12.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of Section 12, hereof (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein made by any Person, nor for the effectiveness, enforceability, validity or due execution (other than its own due execution and delivery) of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Company or any of its Subsidiaries of its obligations hereunder or thereunder. Nor shall Agent have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

     12.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (satisfactory to such Majority Banks) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring or removed Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       55  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     12.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

     12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and its Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     12.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, or its Subsidiaries.

     12.8 Agent's Fees. Commencing on September 30, 1994, and on each succeeding anniversary date thereof until the Indebtedness has been repaid and no commitment to fund any loan hereunder is outstanding, the Company shall pay to Agent an annual agency fee set forth (or to be set forth from time to time) in a letter agreement between Company and Agent. The Agent's Fees described in this Section 12.8 shall not be refundable under any circumstances.

     12.9 Nature of Agency. The appointment of Agent as agent is for the convenience of Banks and the Company in making Advances of the Term Loan, the Bridge Loan or any other Indebtedness of Company hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be a purchase or participation agreement.

     12.10 Actions; Confirmation of Agent's Authority to Act in Event of Default. Subject to the terms and conditions of this Agreement and to the direction of the Majority Banks, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of the Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or the Loan Documents. Without necessarily accepting service of process or designating Agent to do

       56  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

so in its stead, each Bank hereby agrees with each other Bank and with Agent, without intending to confer or conferring any rights on any other party, (a) that it shall be bound by any litigation brought by or against Agent by the Company, any Subsidiary or any other party in connection with the Indebtedness or any other rights, duties or obligations arising hereunder or under this Agreement or the Loan Documents and (b) that it now irrevocably waives the defense of procedural impediment or failure to name or join such Bank as an indispensable party; provided however that each Bank reserves the right, subject to applicable law, to intervene or otherwise appear in such litigation, and to retain its own counsel in connection therewith. In conducting such litigation hereunder on behalf of the Banks, Agent shall, subject to the terms hereof, accept the direction of the Majority Banks or all of the Banks, as the case may be, and shall at all times be indemnified by the Banks as provided in Sections 12.1 and 12.12 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or the Banks with respect to this Agreement, the Loan Agreement or the Loan Documents or any matter referred to herein or therein.

     12.11 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including without limitation Sections 12.10, 12.14 and 12.15 hereof), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

     12.12 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

     12.13 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the

       57  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

     12.14 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

     12.15 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the

       58  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

     12.16 Co-Agent and Lead Managers. NationsBank has been designated by the Company as "Co-Agent" and BHF and Signet have been designated by the Company as "Lead Managers" under this Agreement. Other than its rights and remedies as a Bank hereunder, each such Co-Agent and Lead Manager shall have no administrative, collateral or other rights or responsibilities, provided, however, that each such Co-Agent and Lead Manager shall be entitled to the benefits afforded to Agent under Sections 12.5 and 12.6 hereof.

     13.    MISCELLANEOUS

     13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

     13.2 Consent to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. The Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or any of its Subsidiaries in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     13.3 Law of Michigan. This Agreement, the Notes and the other Loan Documents executed have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents.

       59  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.4 Interest. In the event the obligation of the Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     13.5 Closing Costs. Company shall pay or reimburse Agent for payment of, on demand (a) all closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees and advances, appraisal and accounting fees, title and lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company; and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, and costs and expenses to Environmental Auditors retained by Agent hereunder, incurred by Agent in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or any of its Subsidiaries, or otherwise incurred by Agent and the Banks (using a single law firm retained by Agent, with the approval of the Majority Banks) in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company hereunder or otherwise, shall also be paid by Company. All of said amounts required to be paid by Company hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus three percent (3%).

       60  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     13.6 Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail, postage prepaid, certified mail, and addressed to the parties as set forth on the signature pages of this Agreement.

     13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     13.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns. The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks. Nor may any Bank sell, assign, transfer, grant participation in, or otherwise dispose of all or any portion of their respective Notes, or of its right, title and interest therein or thereto or in or to this Agreement, except in accordance with and subject to the requirements set forth in Section 13.8 of the Vishay Loan Agreement, which shall be deemed incorporated by reference herein.

     13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

     13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any commitment of the Banks

       61   -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

hereunder or subject the Banks to any additional obligations, (b) reduce or forgive the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 9.1(a) or (b) hereof (provided that if, at the relevant time, only Bid Advances are outstanding under the Vishay Loan Agreement or the DM Loan Agreement, the prior written approval of all Banks shall be required to waive, whether by consent, waiver or amendment, any Event of Default under this Agreement), (e) release or defer the granting or perfecting of a lien or security interest in any collateral, or release any guaranty or similar undertaking of any Person except, in each case, as shall be otherwise expressly provided in this Agreement or any Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any Loan Document, (g) change the definitions of "Majority Banks" or "Interest Periods", (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document, or (i) change this Section 13.11, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

     13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent), recording or filing fee become payable in respect of this Agreement or any of the Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

     13.13 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of the Company, (other than to its employees, to another Bank or to its auditors or counsel) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement or any of the Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or

       62  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

     13.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or any Permitted Borrower, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or any Permitted Borrower with such forms, certificates or other documents as may be reasonably necessary to allow the Company or any Permitted Borrower, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

     13.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent and the Company and the issuance by the Company of the Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder or under any of the other Loan Agreements remains outstanding.

     13.16 Severability. In case any one or more of the obligations of the Company under this Agreement, the Notes or any

       63  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Section 11.6 hereof (together with any other indemnities of the Company contained elsewhere in this Agreement or in any of the Loan Documents) and of Banks set forth in Section 13.13 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

     13.21 Complete Agreement. This Agreement, the Notes, any Requests for Advance hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness and the Commitment Letter, contain the entire agreement of the parties hereto (provided that in the event of any inconsistency between this Agreement and the other Loan Documents,

       64  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

on one hand, and the Commitment Letter, on the other hand, this Agreement and the other Loan Documents shall control), and none of the parties hereto shall be bound by anything not expressed in writing.

     WITNESS the due execution hereof as of the day and year first above written.


COMPANY:                         AGENT:

VISHAY INTERTECHNOLOGY, INC.     COMERICA BANK, As Agent



By:                              By:
    -------------------------	     ---------------------------

Its: Vice President              Its:  Vice President
63 Lincoln Highway               One Detroit Center
Malvern, Pennsylvania 19355      500 Woodward Avenue
                                 Detroit, Michigan 48226
                                 Attention: National Division

       65  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                                 BANKS:

                                 COMERICA BANK



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 Comerica Bank Building
                                 One Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan 48275
                                 Attention: National Division
                                 Telex: 235808
                                 Fax No.: (313) 222-3330



                                 NATIONSBANK OF NORTH
                                   CAROLINA, N.A.



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 NationsBank Corporate Center
                                 100 North Tryon Street
                                 NC 1007-08-04
                                 Charlotte, NC 28255-0086
                                 Attn: Mr. M. Gregory Seaton
                                 Telex: 669959
                                 Fax No.: (704) 386-3271



                                 BERLINER HANDELS-UND FRANKFURTER
                                  BANK KGaA



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 Bockenheimer Landstr. 10
                                 60323 Frankfurt/Main 1
                                 Germany
                                 Attn: Mr. Hans-Jurgen Scholz
                                 Telex: 411 026
                                 Fax No.: 4969/718-3011

       66  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                                 BANK HAPOALIM, B.M.



                                 By:
				     ------------------------------
                                 Its:
                           	     ------------------------------
                                 3 Penn Center Plaza
                                 Philadelphia, Pennsylvania 19102
                                 Attn: Mr. Andrew Niesen
                                 Telex: 902022
                                 Fax No.: (215) 665-2217



                                 SIGNET BANK/MARYLAND



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 7 St. Paul Street
                                 Baltimore, Maryland 21202
                                 Attn: Ms. Janice E. Godwin
                                 Telex: 87638
                                 Fax No.: (301) 625-6365



                                 CORESTATES BANK, N.A.,
                                 formerly known as and continuing
                                 to do business under the name of
                                 THE PHILADELPHIA NATIONAL BANK



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 1345 Chestnut Street
                                 F.C. 1-8-3-14
                                 Philadelphia, Pennsylvania 19107
                                 Attn: Mr. James A. Bennett
                                 Telex: 845400
                                 Fax No.: (215) 973-7820

       67  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                                 BANK LEUMI le-ISRAEL, B.M.



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 1511 Walnut Street
                                 Philadelphia, Pennsylvania 19102
                                 Attn: Mr. Joseph A. McBride
                                 Telex: 173090
                                 Fax No.: (215) 563-8688



                                 MERIDIAN BANK



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 1650 Market Street
                                 Suite 3600
                                 Philadelphia, Pennsylvania 19103
                                 Attn: Mr. John M. Fessick
                                 Telex: 173003
                                 Fax No.: (215) 854-3774



                                 ABN AMRO BANK N.V. NEW YORK BRANCH



                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 and

                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 500 Park Avenue
                                 Second Floor
                                 New York, New York 10022
                                 Attn: Mr. James B. Sieger
                                 Telex: 423721
                                 Fax No.: (212) 759-4792

       68  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:
				    -------------------------------
                                 Its:
				    -------------------------------
                                 1301 Avenue of the Americas
                                 New York, New York 10019
                                 Attn: Mr. Steve Levi
                                 Telex:
                                 Fax No.: (212) 459-3179



                                 CREDIT SUISSE


                                 By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 And By:
				     ------------------------------
                                 Its:
				     ------------------------------
                                 12 East 49th Street
                                 New York, New York 10017
                                 Attn: Ms. Eileen O'Connel Fox
                                 Telex: 420149
                                 Fax No.: (212) 238-5389

       69  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)


                               SCHEDULE 1.8   (ACQUISITION LOAN AGREEMENT)


                             Pricing Matrix (Determination of Pricing Levels)


                                  Applicable Margin for Advances    Applicable Margin for Advances    Applicable Fee
                                        for the Term Loan	          of the Bridge Loan	      Percentage For
				    Prime-based   Eurocurrency-	     Prime-based   Eurocurrency-        Bridge Loan
                                        Rate	   based Rate	         Rate	    based Rate	       Commitment Fee

If Leverage Ratio is
less than or equal
to 3.9:1.0
OR
If Rating Level 3
(or higher) is in		       0.00%          1.0%	        0.00%	      1.125%		    .25%
effect



If Leverage Ratio is
greater than
3.9:1.0
OR
If Rating Level 4 		      .125%	      1.0%		.125%	      1.375%		    .375%
is in effect

       70  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                               EXHIBIT "A"

                                TERM NOTE
				---------


$_____________________________                             JULY___,  1994


     On or before July  , 2001 (the "Term Loan Maturity Date"), FOR VALUE
RECEIVED, Vishay Intertechnology, Inc., a Delaware corporation ("Company") promises to pay to the order of (insert name of Bank) ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the indebtedness or so such of the sum of (insert Amount Derived from Percentages) with interest thereon as hereinafter set forth, all in accordance with that certain Vishay Intertechnology, Inc. $200,000,000 Acquisition Loan Agreement
("Agreement") dated as of July _, 1994, made by and among the Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks.

     The unpaid principal indebtedness from time to time outstanding under this Note shall bear interest at the Eurocurrency-based Rate, the Prime-based
Rate or the Fixed Rate as elected by Company or as otherwise determined under the Agreement.

     There shall be no readvance or reborrowing of any principal reductions of this Note.

     Interest on the unpaid balance of all Prime-based Advances or after the Fixed Rate Election shall be payable in United States Dollars quarterly commencing on September 30, 1994 and on the last day of each calendar quarter thereafter until the Term Loan Maturity Date. Interest accruing at the Prime-based Rate or the Fixed Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to changes in the Prime-based Rate on the change in the Prime-based Rate.

     Interest on each 1 month, 2 month and 3 month Eurocurrency-based Advance shall be payable in United States Dollars on the last day of the Interest
Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance shall be payable in United States Dollars at intervals of 3 months after the first day of the applicable Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, but not including, the last day thereof.

     In the event and so long as a default or Event of Default shall exist under this Note or under the Agreement, interest shall

       71  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)


be payable daily on all Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate or the Fixed Rate, as applicable, plus three percent (3%), and with respect to Eurocurrency-based
Advances from time to time outstanding under this Note, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annun at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant Eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

     The amount and date of each Advance of the Term Loan, its Applicable
Interest Rate and Interest Period, and the amount and date of any repayments shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     This Note is a note under which prepayments may be made from time to time, but only in accordance with the terms and conditions of the Agreement, including without limitation, after the Fixed Rate Election, the payment of Yield Maintenance Payments.

     This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any

       72  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any preaunt or subsequent owner of any property, real or personal, which,is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                  VISHAY INTERTECNOLOGY, INC.,
                                  a Delaware corporation

                                   By:
				       -----------------------------

                                   Its:
				       -----------------------------


       73  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                                     EXHIBIT "B"

                   REQUEST FOR TERM LOAN ADVANCE AND RATE REQUEST
		   ----------------------------------------------

To:  Comerica Bank ("Agent")

A.   Request
     -------
     The undersigned authorized officer of Vishay Intertechnology,
Inc. ("Company") in  accordance with  Section 2.9  of the  Vishay
Intertechnology, Inc. $200,000,000 Acquisition Loan Agreement dated as of July ___, 1994,  among Company, certain Banks and  Comerica
Bank, as Agent for the Banks (the "Agreement"), hereby requests the
Agent  under  the  Agreement  to  make,  refund  or  convert,  as applicable, a (an) _______________/1 Advance of the Term Loan to the
undersigned on __________,  19__,/2 in the  amount of $__________/3 under the Term Notes ("Notes") dated July ___, 1994 made by Company to said Banks.
     The Interest Period for the requested Advance shall be _____

________________./4


____________________

    1/ Insert, as applicable, "Eurocurrency-based" or "Prime-based."

    2/ Insert date at least four (4) Business Days after the date of
Request, if  Request is  for Eurocurrency-based  Advance and,  if
Request involves  the conversion  or renewal  of any  outstanding
Eurocurrency-based  Advance,  date  must  be  the  Business   Day
subsequent to the last  day of the applicable  Eurocurrency-based
Interest Period.

    3/ Insert amount of requested Advance. This amount, together with the amount of any other outstanding indebtedness evidenced by the
Term Notes to be then combined therewith having the same Applicable
Interest Rate and Interest Period, if any, shall not be less than
(x) $500,000  in  the  case  of a  Prime-based  Advance,  or  (y)
$1,000,000 (or the applicable foreign currency equivalent thereof)
in the case of a Eurocurrency-based Advance, and upon completion of the Advance there shall be no  more than 1 Interest Period and  1
Applicable Interest Rate (including the Prime-based Rate).

    4/ For Eurocurrency-based Advance insert, as applicable, "1 month", "2 months", "3 months" or "6 months." Such Interest Period
(i) may not end after the Term Loan Maturity Date; and (ii) must leave a sufficient portion of the Term Loan subject to an Interest
Period ending on the last day of the quarter to enable Company to make required principal repayments.

       74  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

B.   Application of Proceeds
     -----------------------

     The  proceeds   of  this   Advance  shall   be  applied   to
refund/convert/5 the following outstanding Advances:

       Type of             Last Day of           Principal
       Advance           Interest Period        Outstanding

C.     Request Irrevocable
       -------------------
     Upon Agent's receipt of this Request For Term Loan  Advance, this Request For Term Loan Advance shall be irrevocable.


D.   Certification
     -------------
     The undersigned hereby certifies that:
     (1)  both before and after the Advance, the obligations of the
          Company and its Subsidiaries set forth in the Agreement
          and any of the Loan Documents to which such Persons are
          parties are and shall be valid, binding and enforceable
          obligations of the Company and its Subsidiaries;
     (2)  all conditions to Advances of  the Term Loan have  been satisfied, and shall  remain satisfied to  the date  of
          Advance;
     (3)  there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or
          both, would constitute such an Event of Default, and none
          will exist upon the making of the Advance;
     (4)  the representations  and  warranties contained  in  the
          Agreement and the Loan Documents are true and correct in
          all material respects and shall be true and correct  in
          all material respects as of the making of the  Advance;
          and
     (5)  the execution of this Request for Term Loan Advance will not violate the  material terms and  conditions of  any
          material contract,  agreement  or  other  borrowing  of
          Company or its Subsidiaries
____________________

     5/ Strike inapplicable term to indicate whether a conversion or refunding.

       75  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

E.   Defined Terms
     -------------
     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

Dated this ____ day of ________________, 1994.

                                  VISHAY INTERTECHNOLOGY, INC.

                                  By:___________________________

                                  Its:__________________________

(This form of Request for Term Loan Advance (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       76  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)


                               EXHIBIT "C"


                          FIXED RATE ELECTION
			  -------------------



To:  Comerica Bank ("Agent")

Re:  Vishay Intertechnology, Inc. $200,000,OOO Acquisition Loan
     Agreement dated as of July _, 1994 (the "Agreement"), among
     Vishay Intertechnology, Inc. ("Company"), Agent and certain
     Banks

     Pursuant to Section 2.11 of the Agreement, the Company elects the Fixed Rate as the Applicable Interest Rate for the remaining balance of the Term Loan.

     The Company certifies to the matters specified in Section
2.11(c) of the Agreement.

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.


Dated:                               VISHAY INTERTECHNOLOGY, INC.
	-------------------------


                                      By:
					  ------------------------


                                      Its:
					  ------------------------



       77  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                        EXHIBIT "D"


                       BRIDGE NOTE
 		       -----------



$_______________________                          JULY _____ , 1994


     On or before July___, 1996 (the "Bridge Loan Maturity Date,) , FOR VALUE
RECEIVED, Vishay Intertechnology, Inc., a Delaware corporation ("Company")
promises to pay to the order of (Insert Bank)                  ("Bank")  at
Detroit,   Michigan, care of Agent, in lawful money of the United States of
America the Indebtedness or so much of the sum of (Amount Derived from
Percentages) which may, from time to time, have been advanced and then be outstanding hereunder, together with interest thereon, as hereinafter set forth, in accordance with that certain Vishay Intertechnoloby, Inc.
$200,000,000 Acquisition Loan Agreement ("Agreement") dated as of July___ ,
1994, made by and among Company, certain banks, including the Bank, and
Comerica Bank as Agent for such banks.

     The unpaid principal indebtedness from time to time outstanding under this Note shall bear interest at the Eurocurrency-based Rate or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement.

     There shall be no readvance or reborrowing of any principal reductions of this Note.

     Interest on the unpaid balance of all Prime-based Advances shall be payable in United States Dollars quarterly commencing on September 30, 1994 and on the last day of each calendar quarter thereafter until the Term Loan
Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to changes in the Prime-based Rate on the date of such change in the Prime-based Rate.

     Interest on each 1 month, 2 month and 3 month Eurocurrency-based
Advance shall be payable in United States Dollars on the last day of the Interest Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance shall be payable in United States Dollars at intervals of 3 months after the first day of the applicable Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, but not including, the last day thereof.

       78  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

     In the event and so long as a default or Event of Default shall exist under this Note or under the Agreement, interest shall be payable daily on all Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and with respect to Eurocurrency-based Advances from time to time outstanding under this Note,
(i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent
(3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant Eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending
Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

     The amount and date of each Advance of the Term Loan, its Applicable
Interest Rate and Interest Period, and the amount and date of any repayments shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     This Note is a note under which prepayments may be made from time to time, but only in accordance with the terms and conditions of the Agreement.

     This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any

       79  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   VISHAY INTERTECHNOLOGY, INC.,
                                   a Delaware corporation

                                   By:
				       --------------------------

                                   Its:
				       ---------------------------

       80  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)


                                EXHIBIT "E"


               REQUEST FOR BRIDGE LOAN ADVANCE AND RATE REQUEST
	       ------------------------------------------------


To:  Comerica Bank ("Agent")


A.   Reguest

     The undersigned authorized officer of Vishay Intertechnology, Inc. ("Company") in accordance with Section 3.9 of the Vishay Intertechnology,
Inc. $200,000,000 Acquisition Loan Agreement dated as of July _, 1994, among Company, certain Banks and Comerica Bank, as Agent for the Banks (the
"Agreement") hereby requests the Agent under the Agreement to Make, refund or convert, as applicable, a (an)_________________/1 Advance of the Term Loan to the undersigned on__________ 19__,/2 in the amount of $________________ /3 under the Term Notes ("Notes") dated July _, 1994 made by Company to said
Banks.

     The Interest Period for the requested Advance shall be _________________./4





- ----------------------
     1/Insert, as applicable, "Eurocurrency-based" or "Prime-based".

     2/Insert date at least four (4) Business Days after the date of Request, if Request is for Eurocurrency-based Advance and, if Request involves the conversion or renewal of any outstanding Eurocurrency-based Advance, date must be the Business Day subsequent to the last day of the applicable
Eurocurrency-based Interest Period.

     3/Insert amount of requested Advance. This amount, together with the amount of any other outstanding indebtedness evidenced by the Term Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall not be less than (x) $500,000 in the case of a Prime-based Advance or (y) $1,000,000 (or applicable foreign currency equivalent thereof) in the case of a Eurocurrency-based Advance, and upon completion of the Advance there shall be no more than 1 Interest Period and 1 Applicable Interest Rate (including the Prime-based Rate).

     4/For Eurocurrency-based Advance insert, as applicable, "1 month", "2 months", "3 months" or "6 months." Such Interest Period (i) may not end after the Term Loan Maturity Date; and (ii) must leave a sufficient portion of the Term Loan subject to an Interest Period ending on the last day of the quarter to enable Company to make required principal repayments.

       81  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

B.   Application of Proceeds
     -----------------------

     The proceeds of this Advance shall be applied to refund/convert/5 the following outstanding Advances:

          Type of        Last Day of           Principal
          Advance      Interest Period        Outstanding


C.   Request Irrevocable
     ------------------

     Upon Agent's receipt of this Request For Term Loan Advance, this Request For Term Loan Advance shall be irrevocable.

D.   Certification
     -------------
     The undersigned hereby certifies that:

     (1) both before and after the Advance, the obligations of the Company and its Subsidiaries set forth in the Agreement and any of the Loan Documents to which such Persons are parties are and shall be valid, binding and enforceable obligations of the Company and its Subsidiaries;

     (2) all conditions to Advances of the Term Loan have been satisfied, and shall remain satisfied to the date of Advance;

     (3) there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, and none will exist upon the making of the Advance;

     (4) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

     (5) the execution of this Request for Term Loan Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or its Subsidiaries.



- --------------------
     5/Strike inapplicable term to indicate whether a conversion or refunding.

       82  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

E.   Defined Terms
     -------------

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

Dated this      day of                 , 1994.
	  -----	       ----------------

                                   VISHAY INTERTECHNOLOGY, INC.


                                    By:
				       ----------------------------

                                    Its:
				       ----------------------------


(This form of Request for Term Loan Advance (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       83  -- Exhibit 10.4 ($200,000,000 Acquisition Loan Agreement)

                        EXHIBIT "F"


                        Percentages
			-----------

      Comerica Bank                         	 15.42%
      NationsBank of North Carolina, N.A.   	 15.42%
      Berliner Handels-Und Frankfurter Bank 	 11.67%
      Signet Bank Maryland                  	 11.66%
      Bank Hapoalim, B.M.                   	  8.33%
      CoreStates Bank, N.A.                 	  8.33%
      ABN AMRO Bank N.V.                    	  8.33%
      Credit Lyonnais New York Branch       	  8.33%
      Bank Leumi le-Israel, B.M.            	  4.17%
      Credit Suisse                         	  4.17%
      Meridian Bank                         	  4.17%

